Exhibit 99.1

ADA’S WHOLE FOOD MARKET, LLC

TABLE OF CONTENTS

PAGE

Report of Independent Registered Public Accounting Firm	1

Balance Sheets as of March 31, 2016 (unaudited), December 31, 2015 and December 31, 2014	2

Statements of Operations for the three months ended March 31, 2016 and 2015 (unaudited) and for the years ended December 31, 2015 and 2014	3

Statements of Members’ (Deficiency) Equity for the three months ended March 31, 2016 (unaudited) and for the years ended December 31, 2015 and December 31, 2014	4

Statements of Cash Flows for the three months ended March 31, 2016 and 2015 (unaudited) and for the years ended December 31, 2015 and 2014	5

Notes to Financial Statements	6

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Members of Ada’s Whole Food Market, LLC

We have audited the accompanying balance sheets of Ada’s Whole Food Market, LLC (the “Company”) as of December 31, 2015 and 2014, and the related statements of operations, member’s (deficiency) equity  and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States) and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the balance sheets of Ada’s Whole Food Market, LLC as of December 31, 2015 and 2014, and the related statements of operations, member’s equity (deficiency) and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Marcum LLP

Marcum LLP
New York, New York
December 2, 2016

ADA’S WHOLE FOOD MARKET, LLC

BALANCE SHEETS

	March 31,	December 31,
	2016	2015	2014
	(unaudited)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$481,554	$259,202	$92,381
Due from merchant credit card processor	38,132	36,162	43,251
Inventories	287,205	297,816	254,586
Prepaid expenses	-	1,381	17,725
Total current assets	806,891	594,561	407,943

Property and equipment, net	653,991	673,114	753,169
Other assets	10,058	10,058	10,058
TOTAL ASSETS	$1,470,940	$1,277,733	$1,171,170

LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$240,891	$187,157	$289,984
Accrued expenses	113,470	96,777	76,547
Current portion of capital lease obligations	71,295	71,295	67,825
Current portion of note payable	71,190	70,395	67,292
Total current liabilities	496,846	425,624	501,648

Capital lease obligations, non-current portion	29,320	49,545	120,840
Note payable, non-current portion	121,194	137,741	208,046
Deferred rent	199,837	210,639	234,671
TOTAL LIABILITIES	847,197	823,549	1,065,205

COMMITMENTS AND CONTINGENCIES	-	-	-

MEMBERS' EQUITY	623,743	454,184	105,965

TOTAL LIABILITIES AND MEMBERS' EQUITY	$1,470,940	$1,277,733	$1,171,170

The accompanying notes are integral part of these financial statements.

ADA’S WHOLE FOOD MARKET, LLC

STATEMENTS OF OPERATIONS

	For The Three Months Ended		For the Years Ended
	March 31,		December 31,
	2016	2015	2015	2014
	(unaudited)

Grocery sales, net	$2,074,534	$2,348,866	$7,601,653	$8,217,556
Cost of grocery sales	1,219,461	1,365,895	4,325,333	5,087,239
GROSS PROFIT	855,073	982,971	3,276,320	3,130,317
			.	.
EXPENSES:
Selling, general and administrative	652,037	630,778	2,401,255	2,672,377
Total operating expenses	652,037	630,778	2,401,255	2,672,377
Operating income	203,036	352,193	875,065	457,940

OTHER EXPENSE
Loss on sale of assets	-	-	-	9,653
Interest expense	3,824	5,615	19,403	38,324
Total other expense	3,824	5,615	19,403	47,977

NET INCOME	$199,212	$346,578	$855,662	$409,963

The accompanying notes are integral part of these financial statements.

ADA’S WHOLE FOOD MARKET, LLC

STATEMENT OF MEMBERS’ (DEFICIENCY) EQUITY

Members' (Deficiency) Equity
Balance - January 1, 2014	$(65,393)

Net Income	409,963
Contributions	187,655
Distributions	(426,260)

Balance - December 31, 2014	105,965

Net Income	855,662
Contributions	200
Distributions	(507,643)

Balance - December 31, 2015	454,184

Net Income	199,212
Distributions	(29,653)

Balance - March 31, 2016 (unaudited)	$623,743

The accompanying notes are integral part of these financial statements.

ADA’S WHOLE FOOD MARKET, LLC

STATEMENTS OF CASH FLOWS

	For the three months ended		For the years ended
	March 31,		December 31,
	2016	2015	2015	2014
	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$199,212	$346,578	$855,662	$409,963
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation	21,811	21,075	84,296	96,492
Loss on sale of property and equipment	-	-	-	9,653
Changes in operating assets and liabilities:
Due from merchant credit card processors	(1,970)	2,674	7,089	(3,747)
Inventories	10,611	15,974	(43,230)	46,817
Prepaid expenses	1,381	16,259	16,344	(17,725)
Other assets	-	-	-	10,967
Accounts payable	53,735	(56,053)	(102,827)	(48,841)
Accrued expenses and other liabilities	5,890	20,305	(3,803)	(2,963)
NET CASH PROVIDED BY OPERATING ACTIVITIES	290,670	366,812	813,531	500,616

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale of property and equipment	-	-	-	14,912
Purchases of property and equipment	(2,688)	-	(4,240)	(120,628)
NET CASH USED IN INVESTING ACTIVITIES	(2,688)	-	(4,240)	(105,716)

CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on note payable	(15,752)	(16,661)	(67,202)	(64,216)
Principal payments of capital lease obligations	(20,225)	(36,347)	(67,825)	(64,525)
Contributions	-	105	200	187,655
Distributions	(29,653)	(12,711)	(507,643)	(462,260)
NET CASH USED IN FINANCING ACTIVITIES	(65,630)	(65,614)	(642,470)	(367,346)

INCREASE IN CASH	222,352	301,198	166,821	27,554
CASH BALANCE, BEGINNING OF PERIOD	259,202	92,381	92,381	64,827
CASH BALANCE, END OF PERIOD	$481,554	$393,579	$259,202	$92,381

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash Paid During the Year For:
Interest	$5,728	$7,339	$20,916	$27,172

The accompanying notes are integral part of these financial statements.

ADA’S WHOLE FOOD MARKET, LLC
NOTES TO FINANCIAL STATEMENTS
(Information with respect to the quarterly periods ended March 31, 2016 and 2015 is unaudited)

Note 1. ORGANIZATION

Organization

Ada’s Whole Food Market, LLC (the “Company”) is a limited liability company treated as a partnership for both federal and state income tax purposes. The Company was formed on March 23, 2010 in the State of Florida. The Company operates a single unit, independent, natural and organic grocery store in Fort Myers, Florida that offers fresh, natural and organic products and specializes in facilitating a healthy, well balanced lifestyle. In addition to a comprehensive selection of vitamins and health & beauty products and also has a café and an organic juice bar.

On June 1, 2016, the Company sold substantially all of its business assets to Healthy Choice Markets, Inc., a wholly owned subsidiary of Vapor Corp., a publicly traded company, pursuant to the terms of a business sale offer and acceptance agreement.

Note 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”).

Use of Estimates in the Preparation of the Financial Statements

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of net revenue and expenses during the reporting periods. Actual results could differ from those estimates. These estimates and assumptions include allowances, reserves and write-downs of inventory. Certain of our estimates could be affected by external conditions, including those unique to our industry, and general economic conditions. It is possible that these external factors could have an effect on our estimates that could cause actual results to differ from our estimates. The Company re-evaluates all of its accounting estimates at least annually based on these conditions and records adjustments when necessary.

Unaudited Interim Financial Information

The unaudited financial statements for the three months ended March 31, 2016 and 2015 have been prepared by the Company and reflect all normal, recurring adjustments that, in the opinion of management, are necessary for a fair presentation of the interim financial information. The results of operations for the interim periods presented are not necessarily indicative of the results to be expected for any subsequent quarter or for the year ending December 31, 2016.

Note 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Cash and Cash Equivalents

The Company considers all highly liquid instruments with an original maturity of three months or less, when purchased, to be cash and cash equivalents. The majority of the Company’s cash and cash equivalents are concentrated in one large financial institution. The Company closely monitors its positions with, and the credit quality of, the financial institutions with which it invests, as deposits are held in excess of federally insured limits. The Company has not experienced any losses in such accounts. The Company’s cash and cash equivalents, principally consist of demand deposits and a money market account.

Due from Merchant Credit Card Processor

Due from merchant credit card processor represents monies held by the Company’s credit card processors. The funds are held by such processors pending satisfaction of their hold-back requirements and expiration of potential charge backs/refunds claims that could be made by customers.

Inventory

The Company’s inventory consists of fresh produce, perishable grocery items and non-perishable consumable goods that are immediately available for sale.

Inventory is stated at the lower of cost (determined by the first-in, first-out method) or market. If the cost of the inventories exceeds its sales price market value, provisions are recorded to write down such items to market value.

Property and Equipment

Property and equipment is stated at cost less accumulated depreciation. Depreciation is calculated using the straight-line method over the expected useful life of the respective asset, after the asset is placed in service. The Company generally uses the following depreciable lives for its major classifications of property and equipment:

Description	Useful Lives
Computer equipment and software	3-5 years
Furniture and fixtures	7 years
Leasehold improvements	Shorter of 15 years or lease term

Impairment of Long-Lived Assets

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying value of the asset may not be recoverable. In connection with this review, the Company also reevaluates the depreciable lives for these assets. The Company assesses recoverability by determining whether the net book value of the related asset will be recovered through the projected undiscounted future cash flows of the asset. If the Company determines that the carrying value of the asset may not be recoverable, it measures any impairment based on the projected future discounted cash flows as compared to the asset’s carrying value.

Note 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Fair Value Measurements

The Company applies the provisions of Accounting Standards Codification (“ASC”) 820, “Fair Value Measurements and Disclosures” (“ASC 820”). The Company’s short term financial instruments include cash, due from merchant credit card processors, prepaid expenses, accounts payable and accrued expenses, each of which approximate their fair values based upon their short term nature. The Company’s other financial instruments include capital lease and notes payable obligations. The carrying value of these instruments approximates fair value, as they bear terms and conditions comparable to market value to those of other instruments of similar credit risk.

Revenue Recognition

Grocery merchandise sales are recognized at the point of sale to the customer. Sales tax is excluded from revenue. The redemption value of store and manufacturers issued coupons are recorded at the time the coupons are redeemed and are classified as a reduction of sales revenue.

Gift Cards

The Company records a liability in the period in which a gift card is sold (see Note 4. Accrued Expenses). As gift cards are redeemed, the liability is reduced and revenue is recognized.

Sales Incentives and Trade Promotions

The cost of promotional activities provided directly to customers, which principally consist of store coupons and other point of sale discounts, are classified as a reduction of sales revenue.

Advertising

The Company expenses advertising costs as incurred. The Company incurred advertising expense of $60,394, $68,598 and $17,684 for the years ended December 31, 2015 and 2014 and for the three months ended March 31, 2016, respectively.

Income Taxes

The Company is a limited liability company and has elected to be taxed as a partnership. As such the Company’s income or loss is required to be reported by each respective member on their separate income tax returns. Therefore, no provision for income taxes has been provided in the accompanying financial statements.

Note 3. PROPERTY AND EQUIPMENT

Property and equipment consists of the following:

	March 31,	December 31,
	2016	2015	2014
	(unaudited)
Equipment and software	$222,222	$219,534	$215,294
Furniture and fixtures	119,339	119,339	119,339
Leasehold improvements	580,029	580,029	580,029
	921,590	918,902	914,662
Less: accumulated depreciation	(267,599)	(245,788)	(161,493)
Total property and equipment, net	$653,991	$673,114	$753,169

The net book value of assets held under capital leases was $177,938, $189,048, and $233,487 at March 31, 2016, and at December 31, 2015 and 2014, respectively (see Note 5 – Debt: Capital Leases).

During the three months ended March 31, 2016 and 2015, the Company incurred $21,811 and $20,745, respectively, of depreciation expense. During the years ended December 31, 2015 and 2014, the Company incurred $84,296 and $96,492, respectively, of depreciation expense.

Note 4. ACCRUED EXPENSES

Accrued expenses consist of the following:

	March 31,	December 31,
	2016	2015	2014
	(unaudited)
Deferred rent - current portion	$29,261	$24,032	$22,289
Gift card and loyalty liabilities	56,857	59,096	46,673
Payroll liabilities	11,393	-	-
Sales tax payable	8,931	7,597	7,585
Other accrued expenses	7,028	6,052	-
Total accrued expenses	$113,470	$96,777	$76,547

Note 5. DEBT

Note Payable

On June 27, 2013, the Company entered into a $350,000 loan (the “Note Payable”) with Stonegate Bank (the “Lender”) secured by a promissory note (the “Secured Note”) and a blanket lien on substantially all of the Company’s business assets. Mark Dan Creighton and Affordable Family Homes, Inc. were the guarantors of the Secured Note. Mark Dan Creighton is the President and Sole Shareholder of Affordable Family Homes, Inc. which is the managing member of the Company.

The Company paid monthly accrued interest on the advanced principal sum through October 27, 2013. Under the Secured Note, commencing November 27, 2013, the principal and interest were payable in 59 monthly installments of $6,525, with the unpaid balance due on October 27, 2018. The Secured Note bore interest at 4.5% per annum. During the three months ended March 31, 2016 and 2015, the Company incurred $2,274 and $3,034, respectively, of interest expense related to the Secured Note. During the years ended December 31, 2015 and 2014, the Company incurred $11,008 and $13,964, respectively, of interest expense related to the Secured Note. The Note Payable was repaid in full on June 1, 2016 in conjunction with the sale of the Company’s grocery business asset.

Capital Leases

On August 6, 2013, the Company entered into capital lease agreements for the purchase of certain furniture and equipment, totaling, in the aggregate $292,566. The capital lease obligations are to be repaid over 48 months, maturing on August 6, 2018. At the end of the leases, the equipment could be purchased for a fair market value not to exceed 10% of the original equipment purchase price. The capital leases are secured by liens on the related equipment. Heather Creighton and Creighton Construction and Management LLC (Mark Dan Creighton as managing member), were guarantors of the capital lease obligations. The present value of future minimum lease payments under the capital leases was $91,944, $120,840 and $188,665 at March 31, 2016 and December 31, 2015 and 2014, respectively. The capital lease obligations and equipment residual value purchase payments were paid in full on June 1, 2016 in conjunction with the sale of the Company’s grocery store business assets.

Note 6. MEMBERS’ EQUITY

The Company is a Florida limited liability company. Affordable Family Homes, Inc., a Florida corporation is the managing member of the Company. Mark Dan Creighton, is the president and sole shareholder of Affordable Family Homes, Inc.

The Company has a single class of membership interests. The business affairs of the Company are managed by the managing member who, subject to the limitations and restrictions set forth in the Company’s operating agreement, may make any and all decisions with respect to the conduct of the Company’s business in the ordinary course and to make financial commitments on behalf of the Company as set forth in the operating agreement. The Company’s operating agreement places certain restrictions on the Company and its individual members from taking certain actions or entering into certain types of transactions with affiliates, effectuating change in control events such as mergers and acquisitions, incurring indebtedness, amending member’s compensation arrangements and transferring or issuing membership interests unless the approval of members holding at least a super majority interest in the Company is obtained.

Note 7. COMMITMENTS AND CONTINGENCIES

Legal Proceedings

From time to time, the Company may be involved in various claims and legal actions arising in the ordinary course of our business. As of the date of this filing, the Company is not aware of any litigation, claims or suits whose outcomes could have a material effect on the Company’s financial statements.

Lease Commitment

The Company leases its retail space, located at 7070 College Parkway Fort Myers, Florida, under a ten-year lease expiring September 25, 2021. The lease provided for minimum annual rental payments of $209,160 for year one through five and $230,076 for year six through end of the initial lease term. The lease was assigned to Healthy Choice Markets, Inc., in conjunction with the sale of the Company’s grocery business assets on June 1, 2016.

Future minimum lease payments due under the lease as of December 31, 2015 are as follows:

For the years ending
December 31,	Amount
2016	$210,900
2017	230,076
2018	230,076
2019	230,076
2020	230,076
Thereafter	201,317
$1,332,521

The lease provided for a tenant improvement allowance of $326,613, the benefit of which was prorated over the initial term of the lease. Rent expense was $46,717 for each of the three month periods ended March 31, 2016 and 2015 and was $186,868 for both of the years ended December 31, 2015 and 2014. Rent expense is included in selling, general and administrative expenses in the accompanying statements of operations.

Related Party Agreement

Affordable Family Homes, Inc., the managing member of the Company, holds an approximate 40% ownership in College Venture 1, LLC, which is the entity that is the lessor of the Company’s retail space. Mark Dan Creighton, is the president and sole shareholder of Affordable Family Homes, Inc., and the managing member of College Venture 1, LLC.

Mark Dan Creighton, is the managing member of Creighton Construction and Management LLC. Creighton Construction and Management LLC was the general contractor and construction management consultant for the buildout of the Company’s leasehold improvement in the retail grocery store. The Company paid fees to Creighton Constructions and Management LLC totaling $1,588 and $31,890 during the year-ended December 31, 2015 and 2014, respectively.

NOTE 8. SUBSEQUENT EVENTS

On April 11, 2016, the Company entered into a purchase agreement with Healthy Choice Markets, Inc., a wholly owned subsidiary of Vapor Corp, to sell its operating assets. The sale was completed on June 1, 2016.